UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 20, 2011

SOCIALWISE, INC.

A Colorado Corporation

(Exact name of registrant as specified in its charter)

COLORADO	000-27145	33-0756798
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6440 Lusk Blvd., Suite 200

San Diego California 92121

 (Address of principal executive offices)

(858) 677-0080

 (Registrant’s telephone number)

 (Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement

On May 20, 2011, Socialwise, Inc., a Colorado corporation ("we," "us," "our," or the "Company"), entered into a Subscription Agreement and Common Stock Purchase Warrant  (collectively, the “Financing Agreements”) with two trusts (River Charitable Remainder Unitrust f/b/o Isaac Blech purchased 5,000,000 shares and warrants to purchase up to 5,000,000 shares and West Charitable Remainder Unitrust purchased 7,500,000 shares and warrants to purchase up to 7,500,000 shares) whose trustee Mr. Isaac Blech is an existing Company shareholder and member of our Board of Directors, pursuant to which we issued a total of 12,500,000 shares of our Common Stock, and five year warrants to purchase up to an additional 12,500,000 shares of our Common Stock at an exercise price of $0.40 per share, in exchange for gross proceeds totaling $5,000,000.

This financing transaction resulted in estimated final net proceeds to us of $4,435,000, after deducting fees and expenses.    Maxim Group LLC acted as the Placement Agent in connection with the offering and will receive cash proceeds totaling $500,000 and will receive five-year warrants to purchase up to 1,250,000 shares of Common Stock at an exercise price of $0.60 per share as compensation.  Equity Source Partners (and its designees) will also receive cash proceeds totaling $50,000 and five-year warrants to purchase up to 600,000 shares of Common Stock at an exercise price of $0.60 per share as compensation.

The following summarizes the terms of the Financing Agreements with the investor:

Securities Sold.  The investor received one share of our Common Stock and a warrant to purchase one share of our Common Stock for every share of Common Stock purchased.

Additional Covenants.  The Company has agreed to certain covenants in connection with the Subscription Agreement including:

•

Listing of securities sold on any trading market that the Company applies to have its securities traded on;

•

Reservation of shares adequate to satisfy all warrants outstanding which were sold;

•

Replacement of securities lost by the investor upon adequate evidence of such loss;

•

Right of participation in any future issuances of securities by the Company through November 2012; and

•

Obligation to indemnify the investor under specified circumstances.

Warrants.  The warrants issued in connection with sale of Common Stock are five year warrants to purchase shares of our Common Stock at a price of $0.40 per share.

The summary of the financing transaction described above, and the summary of the terms of the Financing Agreements related to such financing transaction, are qualified in their entirety by reference to the following documents which are filed as exhibits to this current report:

•

Form of Subscription Agreement; and

•

Form of Common Stock Purchase Warrant.

Item 3.02    Unregistered Sales of Equity Securities

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.  The investor in that financing met the accredited investor definition of Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”).  The sale of Common Stock and warrants in the offering were made in private placements under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.  The offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering.

The total number of outstanding shares of outstanding Common Stock as of the date of this report is 84,654,392.

Item 9.01    Financial Statements and Exhibits

(c) Exhibits.

Exhibit	Description

10.44	Form of Subscription Agreement
10.45	Form of Common Stock Purchase Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOCIALWISE, INC.
/s/ Jonathan Shultz
Dated: May 20, 2011	By:
Jonathan Shultz Chief Financial Officer

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